For Immediate Release
May 14, 2025

TXNM Energy Announces Executive Leadership Transition of Pat Collawn to Executive Chair, Don Tarry to CEO

(ALBUQUERQUE, N.M.) – The Board of Directors of TXNM Energy (NYSE: TXNM) announced the transition of current Chief Executive Officer Pat Collawn to Executive Chair, effective July 1, 2025. Concurrently, and as part of a long-standing succession plan, the Board announced Don Tarry as the company’s next President and CEO.

Pat joined TXNM Energy in June 2007 as Utilities President, overseeing operations for wholly owned subsidiaries PNM in New Mexico and TNMP in Texas. In August 2008, she was named President and Chief Operating Officer and in March 2010, she became President and CEO. The Board elected her Chair in January 2012. Pat will continue to provide leadership for TXNM Energy as Executive Chair of the Board of Directors. Don Tarry will become the company’s CEO and President.

Under Pat’s strategic leadership, TXNM Energy was transformed with a focus on its regulated utilities to better meet the evolving needs of its customers and communities. To align with New Mexico’s goals for a clean energy future, TXNM Energy became the first investor-owned utility to announce a goal of 100% carbon-free generation by 2040 and has demonstrated significant progress on this goal, reaching 72% carbon-free generation capacity in 2024.

Pat remains committed to serving her community as the Chair of the New Mexico Partnership under Governor Michelle Lujan Grisham, Trustee of the University of New Mexico Foundation and as a board member of the Kirtland Partnership Committee.

“Pat’s remarkable leadership has advanced our utilities, our teams, our communities and the industry as we navigated a changing energy environment,” said Norm Becker, lead independent director of TXNM Energy. “The board of directors extends our heartfelt appreciation for Pat’s steady and thoughtful approach, and we value her continued board guidance. We are confident in Don’s ability to continue moving our utilities forward as we pursue cost-effective solutions to serve our customers’ growing needs.”

Don Tarry, current President and Chief Operating Officer of TXNM Energy, joined the company in 1996 and previously served in various leadership roles including Senior Vice President and Chief Financial Officer, Vice President of Customer Service, Chief Information Officer, Controller and Treasurer.

“Don’s breadth of knowledge combined with his commitment to our customers and communities is unmatched,” said Pat Collawn. “I have seen first-hand the growth and success his teams have accomplished for the benefit of our customers and know that he will continue this strong track record as he leads TXNM Energy into the future.”

Don is actively involved in his community, serving as the current Chair of the Albuquerque Regional Economic Alliance and as a member of the Board of Directors for the Greater Albuquerque Chamber of Commerce. A native New Mexican, Don received his Bachelor of Accountancy, graduating with honors, from New Mexico State University.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

Contacts:
Analysts            Media
Lisa Goodman            Corporate Communications
(505) 241-2160        (505) 241-2743

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for TXNM Energy, Inc. (“TXNM”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results and earnings guidance, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. TXNM, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM, PNM, and TNMP caution readers not to place undue reliance on these statements. TXNM's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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